Exhibit 99.3

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Consolidated Balance Sheets

(In Thousands of U.S. Dollars)

(Unaudited)

	June 30,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$3,246	$2,481
Accounts receivable	9,512	2,871
Cash grant receivable	5,675	111,933
Prepaid expenses	880	802
Other current assets	237	1,638

Total current assets	19,550	119,725

Noncurrent assets:
Restricted cash	19,426	510
Property, plant and equipment, net of accumulated depreciation of $12,666 and $1,943, respectively	564,659	522,015
Construction in progress	—	126,073
Intangible assets, net of amortization of $723 and $82, respectively	33,905	34,547
Deferred financing costs, net of accumulated amortization of $1,960 and $1,826, respectively	1,699	1,375
Long-term prepaid	2,676	2,929

Total noncurrent assets	622,365	687,449

Total assets	$641,915	$807,174

Liabilities and member’s equity
Liabilities:
Current liabilities:
Accounts payable	$1,869	$1,081
Accounts payable – related parties	1,362	8,586
Accrued expenses	14,669	81,790
Current portion of long-term debt, net of unamortized discount of $90 and $5,861, respectively	12,792	98,699

Total current liabilities	30,692	190,156

Noncurrent liabilities:
Long-term debt, net of unamortized discount of $1,407 and $1,134, respectively	399,032	401,306
Asset retirement obligation	2,999	2,333

Total noncurrent liabilities	402,031	403,639

Member’s equity:
Contributed capital	143,461	222,789
Accumulated deficit	(18,127)	(17,209)
Noncontrolling interest	83,858	7,799

Total member’s equity	209,192	213,379

Total liabilities and member’s equity	$641,915	$807,174

See accompanying notes.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Consolidated Statements of Operations

(In Thousands of U.S. Dollars)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Revenues	$14,088	$—	$23,032	$—
Cost of revenues	9,463	—	16,223	—

Gross profit	4,625	—	6,809	—

Operating expenses:
General and administrative expenses	402	228	714	655

Total operating expenses	402	228	714	655

Profit (loss) from continued operations	4,223	(228)	6,095	(655)

Interest income	4	83	5	133
Interest expense	(11,670)	(1,543)	(19,636)	(5,647)
Loss on sale of assets	(189)	—	(189)	—

Net loss	(7,632)	(1,688)	(13,725)	(6,169)
(Loss) / gain attributable to noncontrolling interest	(7,874)	—	(12,807)	—

Net loss attributable to Imperial Valley Solar 1 Holdings II, LLC (member)	$242	$(1,688)	$(918)	$(6,169)

See accompanying notes.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Consolidated Statements of Changes in Member’s Equity

(In Thousands of U.S. Dollars)

(Unaudited)

	Contributed Capital	Accumulated Deficit	Noncontrolling Interest	Total Member’s Equity
Balance at December 31, 2013	$222,789	$(17,209)	$7,799	$213,379
Net loss	—	(918)	(12,807)	(13,725)
Contributions	10,377	—	89,705	100,082
Distributions	(89,705)	—	—	(89,705)
Financing fees paid on behalf of noncontrolling interest	—	—	(839)	(839)

Balance at June 30, 2014	$143,461	$(18,127)	$83,858	$209,192

See accompanying notes.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Consolidated Statements of Cash Flows

(In Thousands of U.S. Dollars)

(Unaudited)

	Six Months Ended June 30,
	2014	2013
Operating activities
Net loss	$(918)	$(6,169)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	10,718	—
Accretion on asset retirement obligation	81	—
Amortization of financing costs	7,278	1,507
Amortization of intangible assets	641	—
Noncontrolling interest	(12,807)	—
Changes in operating assets and liabilities:
Accounts receivable	(6,641)	—
Prepaid expenses	143	(334)
Other current assets	(450)	(105)
Other noncurrent assets	—	(778)
Accounts payable and accrued expenses	570	(57)
Accounts payable and accrued expenses – related parties	137	600

Net cash used in operating activities	(1,248)	(5,336)

Investing activities
Increase in restricted cash	(18,916)	301,969
Capital expenditures	(64,862)	(300,951)
Receipt of government grants	197,594	—

Net cash provided by investing activities	113,816	1,018

Financing activities
Proceeds from project financing	72,960	—
Repayment of borrowings	(166,638)	—
Financed capital expenditures	(18,470)	(450)
Financing fees	345	4,712

Net cash (used in) provided by financing activities	(111,803)	4,262

Total change in cash and cash equivalents	765	(56)
Cash and cash equivalents, beginning of period	2,481	927

Cash and cash equivalents, end of period	$3,246	$871

Supplemental disclosures
Interest paid, net of amount capitalized	$11,543	$4,408
Noncash increases (decreases) to property, plant and equipment and construction in progress:
Amortization of prepaid expenses	$221	$834
Accounts payable and accrued expenses	$15,392	$2,414
Asset retirement obligation	$584	$—
Cash grant receivable	$(91,336)	$—
Other noncash investing and financing activities:
Noncash contributions from member	$10,032	$—
Noncash distribution to member	$(89,705)	$—
Noncash contribution from noncontrolling interest	$89,705	$—

See accompanying notes.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

(In Thousands of U.S. Dollars)

For the Six Months Ended June 30, 2014

(Unaudited)

1. Summary of Significant Accounting Policies

Nature of Business

Imperial Valley Solar 1 Holdings II, LLC (IVS 1 Holdings II) is a holding company that through its subsidiaries (collectively, the Company), was formed for the purpose of developing, constructing, owning and operating a utility-scale photovoltaic solar energy project with a capacity of 266 megawatts (MW) located in Calexico, California, United States, known as Mount Signal Solar (MSS).

IVS 1 Holdings II is wholly owned by SRP Power, LLC (Member), which is ultimately owned by Silver Ridge Power, LLC (SRP). As of June 30, 2014, SRP is a joint venture of The AES Corporation (AES Corp), and Riverstone/Carlyle Renewable Energy Partners II, LP (Riverstone). On July 2, 2014, SunEdison, Inc. purchased AES Corp interest in SRP, including the Company but excluding certain other assets. AES Corp and Riverstone as of June 30, 2014 and SunEdison and Riverstone as of July 2, 2014 are the ultimate controlling parties of the Company as they exercise joint control over SRP.

IVS 1 Holdings II was formed on September 24, 2012 at which point SRP Power, LLC contributed its existing equity interests in Imperial Valley Solar 1 Holdings, LLC (a subsidiary in which it held a controlling financial interest) to IVS 1 Holdings II, in exchange for equity interests in IVS 1 Holdings II. As a result, IVS 1 Holdings II became the owner of Imperial Valley Solar 1, LLC, an entity formed on April 9, 2012 for the purpose of developing, constructing, owning and operating the MSS project.

The commercial operation of MSS was recognized in three phases: the initial phase of 139 MW was placed into service on November 22, 2013 (Phase I), the second phase of 72.91 MW on December 20, 2013 (Phase II), and the last phase of 54 MW on March 4, 2014 (Phase III).

Interim Financial Presentation

The accompanying unaudited consolidated financial statements and footnotes of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (U.S. GAAP), as contained in the Financial Accounting Standards Board (FASB) Accounting Standards Codification, for interim financial information and Article 10 of Regulation S-X issued by the U.S. Securities and Exchange Commission (SEC). Adjustments of a normal recurring nature necessary for a fair presentation of the results of operations, financial position, and cash flows have been made. The results of operations for the three and six months ended June 30, 2014 are not necessarily indicative of results that may be expected for the year ending December 31, 2014.

The accompanying consolidated financial statements are unaudited and should be read in conjunction with the Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries audited consolidated financial statements and notes thereto as of December 31, 2013 and 2012 and for the years ended December 31, 2013 and for the period from September 24, 2012 (Date of Inception) to December 31, 2012.

There have been no significant changes to our accounting policies, nor have we adopted any new pronouncements, since December 31, 2013.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

(In Thousands of U.S. Dollars)

(Unaudited)

The consolidated financial statements are presented in U.S. Dollars and all values are rounded to the nearest thousand ($000), except when otherwise indicated.

Principles of Consolidation

Subsidiaries are fully consolidated from the date of their acquisition, being the date on which the Company obtains control, and continue to be consolidated until the date when such control ceases. The financial statements of the subsidiaries are prepared for the same reporting period as the parent company, using consistent accounting policies. Investments in which the Company does not have control but has the ability to exercise significant influence are accounted for using the equity method of accounting. All intercompany balances, transactions, unrealized gains and losses resulting from intercompany transactions are eliminated in the accompanying consolidated financial statements.

The accompanying consolidated financial statements include the accounts and results of operations of IVS 1 Holdings II, its wholly owned subsidiaries and those entities in which the Company has a controlling financing interest and which are required to be consolidated under applicable accounting standards. The usual condition for a controlling financial interest is ownership of a majority of the voting interests of an entity; however, a controlling financial interest may also exist in entities such as variable interest entities (VIEs), through arrangements that do not involve controlling voting interests.

A VIE is an entity (a) that has a total equity investment at risk that is not sufficient to finance its activities without additional subordinated financial support or (b) where the group of equity holders does not have (i) the ability to make significant decisions about the entity’s activities, (ii) the obligation to absorb the entity’s expected losses or (iii) the right to receive the entity’s expected residual returns; or (c) where the voting rights of some equity holders are not proportional to their obligations to absorb expected losses, receive expected residual returns, or both, and substantially all of the entity’s activities either involve or are conducted on behalf of an investor that has disproportionately few voting rights.

The determination of which party has the power to direct the activities that most significantly impact the economic performance of the VIE could require significant judgment and assumptions. That determination considers the purpose and design of the business, the risks that the business was designed to create and pass along to other entities, the activities of the business that can be directed and which party can direct them, and the expected relative impact of the activities on the economic performance of the business throughout its life. The Company has no VIEs.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect amounts reported in the accompanying consolidated financial statements and notes. Actual results could differ from those estimates. The Company’s significant estimates include the carrying amount and the estimated useful lives of its long-lived assets and the fair value of financial instruments.

Concentration of Credit Risk

The Company is exposed to concentrations of credit risk primarily related to cash and cash equivalents and restricted cash. The Company mitigates its exposure to credit risk by maintaining deposits at highly rated financial institutions and by monitoring the credit quality of the related financial institution and counterparties of the Company’s contracts.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

(In Thousands of U.S. Dollars)

(Unaudited)

The Company’s operations are concentrated within the United States, and any changes to government policies for renewable energy, including revisions or changes to renewable energy tax legislation, could have a negative effect on the Company’s activities, financial condition, and results of operations.

Cash and Cash Equivalents

The Company considers unrestricted cash on hand and deposits in banks to be cash and cash equivalents; such balances approximate fair value at June 30, 2014 and December 31, 2013. The Company had $3,246 and $2,481 cash and cash equivalents as of June 30, 2014 and December 31, 2013, respectively.

Restricted Cash

Restricted cash includes cash and cash equivalents that are restricted as to withdrawal or usage. The nature of restriction includes restrictions imposed by the financing agreement, power purchase agreement (PPA) and debt service reserve (see Note 5 – Cash and Cash Equivalents and Restricted Cash). The construction disbursement account receives the proceeds of all construction loans and makes disbursements for the payment of construction costs.

Accounts Receivable and Allowance for Doubtful Accounts

The Company reviews its accounts receivable for collectability and records an allowance for doubtful accounts for estimated uncollectible accounts receivable. Accounts receivable are written off when they are no longer deemed collectible. Write-offs would be deducted from the allowance and subsequent recoveries would be added. The allowance is based on the Company’s assessment of known delinquent accounts, historical experience and other currently available evidence of the collectability and the aging of accounts receivable. The underlying assumptions, estimates and assessments the Company uses to provide for losses are updated to reflect the Company’s view of current conditions. Changes in such estimates could significantly affect the allowance for losses. It is possible the Company will experience credit losses that are different from the Company’s current estimates. Based on the Company’s assessment performed at June 30, 2014 and December 31, 2013, no allowance for doubtful accounts was necessary.

Income Taxes

The Company and its subsidiaries are limited liability companies treated as partnerships and single-member disregarded entities for U.S. income tax purposes. As such, U.S. federal and state income taxes are generally not recognized at the entity level but instead, income is taxed at the owner-member level. Accordingly, the Company and its subsidiaries do not have liabilities for U.S. federal or state taxes and, therefore, no current income taxes or deferred income taxes are reflected in these financial statements.

Noncontrolling Interest

Mount Signal Tax Equity Financing

On August 15, 2013, Imperial Valley Solar 1 Holdings, LLC (IVS1 Holdings), a subsidiary of the Company, entered into an arrangement that admitted a noncontrolling shareholder as a partner (tax

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

(In Thousands of U.S. Dollars)

(Unaudited)

equity investor) in the MSS Project, and received net proceeds of $9,000 on October 9, 2013 in return. IVS1 Holdings received an additional non-cash contribution of $89,705 (Cash Grant Capital Contribution) on June 27, 2014 upon satisfaction of a set of conditions precedent to this contribution where cash in the amount of $89,705 was received by SRP. Under the terms of the arrangement, the tax equity investor will receive disproportionate returns on its investment of the profit or loss, and will share in the cash distributions from MSS. The preferential return period continues until the tax equity investor recovers its investment and achieves a cumulative after-tax return of 20%.

IVSI Holdings currently estimates the preferential return period to end on December 31, 2023. The length of the preferential return period is dependent upon estimated future cash flows as well as projected tax benefits. At the end of the preferential return period, IVS1 Holdings will continue to share in the profit or loss and in the cash distributions at rates pursuant to the agreement with the tax equity investor. During and beyond the preferential return period, IVS1 Holdings retains a class of membership interests which provide it with day-to-day operational and management control of MSS. However, certain decisions require the approval of the tax equity investor.

Under the IVS1 Holdings tax equity structure, the Company is the managing member and responsible for the management of MSS. The tax equity member is viewed as a passive investor in MSS, although it is afforded certain rights related to major decisions. As the managing member, the Company is responsible for day-to-day operating decisions related to MSS and for preparing the annual operating and capital expenditure budgets. If a proposed operating budget exceeds the prior year’s budget by a certain percentage, the tax equity member has the right to veto the variation from budget. The tax equity member is also provided other customary protective rights.

Property, Plant and Equipment

Property, plant and equipment (PPE) is stated at cost, net of accumulated depreciation and/or accumulated impairment losses, if any. Such costs include the costs of replacing component parts of the PPE and borrowing costs for long-term construction projects if the recognition criteria are met.

Land option payments are reclassified to PPE once the option is exercised. All other pre-development project costs are expensed during the pre-development sub-phase. Once the pre-development sub-phase is completed, a solar project advances to the development sub-phase, financing, engineering and construction phases. Costs incurred in these phases are capitalized as incurred and presented as Construction in progress (CIP). Payments for engineering costs, insurance costs, salaries, interest and other costs directly relating to CIP are capitalized during the construction period provided the completion of the project is deemed probable, or expensed at the time the Company determines that development of a particular project is no longer probable. Project costs that are paid 90 days after they are incurred are considered to have been financed and are therefore classified as financed capital expenditures in the consolidated statement of cash flows.

The continued capitalization of such costs was subject to ongoing risks related to successful completion, including those related to government approvals, siting, financing, constructing, permitting and contract compliance. Revenues earned before a project is placed in service are recorded as a reduction to the related project’s cost. Once a project is placed in service, all accumulated costs are reclassified from CIP to PPE, and become subject to depreciation or amortization. For the six months ended June 30, 2014, the Company recorded $421 of revenues before Phase III was placed in service. For the six months ended June 30, 2013, the Company did not earn any revenue.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

(In Thousands of U.S. Dollars)

(Unaudited)

Many of the Company’s construction and equipment procurement agreements contain damage clauses relating to construction delays and contractually specified performance targets. These clauses are negotiated to cover lost margin or revenues from the Solar Projects in the event of nonperformance. Liquidated damages are those payments received from contractors that are related to a failure to meet contractually specified performance targets or completion dates prior to commercial operations and are recorded as a reduction to the cost of Solar Projects.

Assets related to the generation of energy are generally placed in service when the power plant is electrically and mechanically complete and is able to operate safely. The Company generally considers this milestone achieved when (a) the following items are completed: (i) inverters are calibrated and operating in accordance with manufacturing specifications, (ii) isolation testing has been successfully completed, (iii) generation equipment has been tested in accordance with manufacturer specifications, (iv) preliminary load testing has been successfully completed and (v) electrical protection checking has been successfully completed and (b) the plant is connected to the electrical grid. For large plants which may be commissioned in sections, a power plant may be placed in service in stages. Any shared assets will be placed in service when the first portion is placed in service.

Land owned by the Company is not depreciated. Land has an unlimited useful life. The Company’s depreciation of PPE is computed using the straight-line method over the estimated useful lives of the assets, which are accounted for on a component basis. At June 30, 2014, the useful lives of the Company’s components are as follows:

Panels	25 years
Structures	25 years
Inverters	25 years
Transformer	20-25 years
Other items	5 years
Leasehold improvements	Over the lesser of the useful life or the term of the land lease

Upon Phase I and II of MSS being placed in service during 2013 and Phase III in March 2014, the depreciation of PPE commenced for each phase.

An item of PPE and any other significant part initially recognized is derecognized upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on de-recognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the consolidated Statements of Operations when the asset is derecognized. For the periods presented, the Company did not recognize any gain or loss on the derecognition of assets.

All repair and maintenance costs that do not meet capitalization criteria are recognized in the Consolidated Statements of Operations as incurred.

The assets’ residual values, useful lives and methods of depreciation are reviewed at each financial year-end and adjusted prospectively, if appropriate.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

(In Thousands of U.S. Dollars)

(Unaudited)

Capitalized Interest

The Company capitalizes interest on borrowed funds used to finance capital projects. Capitalization is discontinued once a phase of the project is placed in service. The capitalized interest during construction is classified in CIP in the accompanying Consolidated Balance Sheets (see Note 3 – Construction in Progress). Once placed in service, the capitalized interest is classified in PPE in the accompanying Consolidated Balance Sheets (see Note 2 – Property, Plant and Equipment).

Asset Retirement Obligation

In accordance with the accounting standards for asset retirement obligations (AROs), the Company records the fair value of the liability for a legal obligation to retire an asset in the period in which the obligation is incurred if a reasonable estimate of fair value can be made.

When a new liability is recognized, the Company capitalizes the costs of the liability by increasing the carrying amount of the related long-lived asset. The liability is accreted to its present value each period and the capitalized cost is depreciated over the useful life of the related asset. Accretion expense is calculated by applying the effective interest rate to the carrying amount of the liability at the beginning of each period and is included in cost of revenues in the accompanying Consolidated Statements of Operations. The effective interest rate is the credit-adjusted risk-free rate applied when the liability (or portion of the liability) was initially measured and recognized. Changes resulting from revisions to the timing or amount of the original estimates of cash flows are recognized as an increase or a decrease in the asset retirement cost and AROs.

The Company recognized an ARO as of June 30, 2014 and December 31, 2013 related to the MSS project (see Note 12 – Asset Retirement Obligation).

Recoverability of Long-Lived Assets

The Company evaluates the recoverability of its long-lived assets whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. The carrying amount of the Company’s long-lived assets is considered impaired when their anticipated undiscounted cash flows are less than their carrying value. Impairment is measured as the difference between the discounted expected future cash flows and the assets’ carrying amount.

The Company’s long-lived assets are primarily comprised of property, plant and equipment and intangibles.

For the three and six months ended June 30, 2014 and 2013, the Company has not recognized any impairment losses on its long-lived assets.

Financing Costs

Financing costs are deferred and amortized over the related financing period using the effective interest method. The initial fees paid directly to the lenders under the nonrecourse agreement have been classified as debt discount and included in long-term debt on the Consolidated Balance Sheets. The amortization of deferred financing costs and debt discount is included as interest expense in the accompanying Consolidated Statements of Operations unless capitalized as part of PPE (see Note 11 – Long-Term Debt).

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

(In Thousands of U.S. Dollars)

(Unaudited)

Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of accounts due to vendors related to the Company’s operations and construction. The nature of these payables relates to costs for legal, maintenance, spare parts, administrative, and accrued construction and operation costs.

Leases

Leases that meet certain criteria are classified as capital leases, and assets and liabilities are recorded at amounts equal to the lesser of the present value of the minimum lease payments or the fair value of the leased properties at the beginning of the respective lease terms. Leases that do not meet such criteria are classified as operating leases. When the Company is the lessee, related rentals are charged to expense on a straight-line basis. As a lessee, the Company did not have any capital or operating leases as of June 30, 2014 or December 31, 2013.

The Company is a lessor under the terms of a long-term PPA for the sale of electricity and green credits. The term of the PPA is for 25 years. Under this agreement, the Company will recognize revenue as energy is delivered (see Note 1 – Summary of Significant Accounting Policies – Revenue Recognition).

Fair Value

Fair value, as defined in the fair value measurement accounting guidance, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, or exit price. The Company follows the fair value measurement accounting guidance for financial assets and liabilities and for nonfinancial assets and liabilities measured on a nonrecurring basis. The fair value measurement accounting guidance requires that the Company make assumptions market participants would use in pricing an asset or liability based on the best information available. Reporting entities are required to consider factors that were not previously measured when determining the fair value of financial instruments. These factors include nonperformance risk and credit risk. The fair value measurement guidance prohibits inclusion of transaction costs and any adjustments for blockage factors in determining the instruments’ fair value. The principal or most advantageous market should be considered from the perspective of the reporting entity.

Fair value, where available, is based on observable quoted market prices. Where observable prices or inputs are not available, several valuation models and techniques are applied. These models and techniques attempt to maximize the use of observable inputs and minimize the use of unobservable inputs. The process involves varying levels of management judgment, the degree of which is dependent on the price transparency of the instruments or market and the instruments’ complexity.

To increase consistency and enhance disclosure of the fair value, the fair value measurement accounting guidance creates a fair value hierarchy to prioritize the inputs used to measure fair value into three categories. An asset’s or liability’s level within the fair value hierarchy is based on the lowest level of input significant to the fair value measurement, where Level 1 is the highest and Level 3 is the lowest. The three levels are defined as follows:

•	Level 1 – Quoted prices in active markets for identical assets or liabilities.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

(In Thousands of U.S. Dollars)

(Unaudited)

•	Level 2 – Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

•	Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

Revenue Recognition

The Company is party to a PPA for the sale of electricity and green credits. The PPA has been evaluated and classified as an operating lease with a non-lease element. Thus, the Company recognizes revenue based upon rates specified in the PPA when the electricity is delivered. The Company commenced the recognition of revenue upon Phase I being placed into service on November 22, 2013.

Green credits are renewable energy certificates that are created based on the amount of renewable energy generated and are used to meet renewable energy portfolio standards of a jurisdiction. Pursuant to the accounting standards for revenue recognition, transfer is not considered to have occurred until the customer takes title to the product. The recognition of the sale of green credits is classified as Revenues in the accompanying Consolidated Statements of Operations. All revenue recognized for the three and six months ended June 30, 2014 was for electricity sales and green credits.

General and Administrative Expenses

General and administrative expenses include corporate and other expenses related to corporate staff functions and initiatives which include executive management, finance and accounting, legal, human resources and information systems.

Cash Grant

The Company recognizes government grants when there is reasonable assurance that both; the entity complied with all the conditions set forth by the respective government, and that the grant will be received. Government grants whose primary condition relates to the purchase, construction or acquisition of long-lived assets are recognized by reducing the asset by the grant amount. (See Note 6 – Cash Grant Receivable.)

Accounting Pronouncements Issued But Not Yet Effective

The following accounting standards have been issued but are not yet effective for nor have been adopted by the Company.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

(In Thousands of U.S. Dollars)

(Unaudited)

ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606)

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. ASU 2014-09 is effective for us on January 1, 2017. Early application is not permitted. The standard permits the use of either a retrospective or cumulative effect transition method. We have not determined which transition method we will adopt, and we are currently evaluating the impact that ASU 2014-09 will have on our consolidated financial statements and related disclosures upon adoption.

ASU No. 2014-15, Subtopic 205-40, Presentation of Financial Statements - Going Concern (Topic 718)

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, which requires management to evaluate, at each annual and interim reporting period, whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date the financial statements are issued and to provide related disclosures. ASU 2014-15 is effective for us for our fiscal year ending December 31, 2016 and for interim periods thereafter. We are currently evaluating the impact of this standard on our consolidated financial statements.

2. Property, Plant and Equipment

Upon Phases I and II of the MSS project being placed in service during 2013 and Phase III being placed in service on March 4, 2014, the total balance of Construction in Progress (CIP) balance related to the respective phase as well as the shared asset were reclassified to property, plant and equipment (PPE) and depreciation commenced.

	June 30, 2014	December 31, 2013
Land	$9,206	$9,206
Solar power generation equipment	565,091	512,318
Asset retirement costs	2,907	2,322
Office, furniture and equipment	121	112
Less: Accumulated depreciation	(12,666)	(1,943)

Total property, plant and equipment, net	$564,659	$522,015

For the three and six months ended June 30, 2014, the depreciation expense was $5,478 and $10,718, respectively. There was no depreciation recorded for the three and six months ended June 30, 2013.

PPE was reduced by $91,336 for Phases II and III during the six months ended June 30, 2014 and by $111,933 for Phase I during the year ended December 31, 2013 for the amount of the Cash Grant Receivable that was recorded during these periods (refer to Note 6 – Cash Grant Receivable).

All of the PPE was pledged as a security for the Company’s debt as of June 30, 2014 and December 31, 2013.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

(In Thousands of U.S. Dollars)

(Unaudited)

3. Construction in Progress

The MSS project was fully placed in service on March 4, 2014, therefore, as of June 30, 2014, the Company no longer had a balance in CIP. As of December 31, 2013, the Company had CIP of $126,073 related to Phase III, while Phase I and Phase II of the MSS project were placed into service as of December 31, 2013. Capitalized costs in CIP included panels, compensation, insurance costs, capitalized interest and overhead costs related to persons directly involved in the development and/or construction of the MSS project.

Interest and certain fees deferred and amortized in connection with the Company’s debt have been capitalized during the period of construction. The Company capitalized interest in the amount of $3,625 during the three months ended March 31, 2014, $6,018 during the three months ended June 30, 2013 and $9,643 during the six months ended June 30, 2013. As all the phases of the MSS project were placed into service, there was no interest capitalized during the three month period ended June 30, 2014.

4. Intangible Assets

The Company has intangible assets of $33,905 and $34,547 as of June 30, 2014 and December 31, 2013, respectively. Intangible assets include land control rights, rights to an interconnection agreement, land permits and the PPA. For the three and six months ended June 30, 2014, amortization expense related to intangible assets subject to amortization was $391 and $641, respectively. There was no amortization expense recorded for the three and six months ended June 30, 2013.

The following summarizes the estimated amortization expense as of June 30, 2014:

	Years Ending December 31,
	2014	2015	2016	2017	2018	Thereafter	Total
Amortizable intangibles	$693	$1,385	$1,385	$1,385	$1,385	$27,672	$33,905

The average useful life of intangible assets subject to amortization is 25 years.

5. Cash and Cash Equivalents and Restricted Cash

As of June 30, 2014 and December 31, 2013, the Company had cash and cash equivalents of $3,246 and $2,481, respectively. As of June 30, 2014 and December 31, 2013, the Company had restricted cash of $19,426 and $510, respectively. As of June 30, 2014 restricted cash was held in a construction completion reserve account (expected to be released in the first half of 2015) and interconnection agreement account (expected to be released in 2016) administered by a financial institution on behalf of the Company for the payment of remaining construction costs and interconnection network upgrades. As of December 31, 2013, restricted cash was held in a construction disbursement bank account administered by a financial institution on behalf of the Company for the payment of construction costs. As of June 30, 2014 and December 31, 2013, there was no requirement and thus the Company had no cash restricted for debt service.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

(In Thousands of U.S. Dollars)

(Unaudited)

6. Cash Grant Receivable

On December 18, 2013, the Company applied for the cash grant under Section 1603, Payments for Specified Energy Property in Lieu of Tax Credits of the American Reinvestment and Recovery Act of 2009 for the Phase I of the MSS project (Phase I Cash Grant). The Company concluded that conditions were met on December 18, 2013 for the recognition of the Phase I Cash Grant and the Company recognized a Phase I Cash Grant receivable of $111,933 with a corresponding reduction of property, plant and equipment. On March 31, 2014, the Company received proceeds related to the Phase I Cash Grant receivable of $105,418.

On February 18, 2014 the Company applied for the cash grant under Section 1603, Payments for Specified Energy Property in Lieu of Tax Credits of the American Reinvestment and Recovery Act of 2009 for the Phase II of the MSS project (Phase II Cash Grant). The Company has concluded that conditions were met on February 18, 2014 for the recognition of the Phase II Cash Grant and the Company recognized a Phase II Cash Grant receivable of $59,089 with a corresponding reduction of property, plant and equipment. On April 21, 2014, the Company received proceeds related to the Phase II Cash Grant receivable of $55,380.

On March 31, 2014, the Company applied for the cash grant under Section 1603, Payments for Specified Energy Property in Lieu of Tax Credits of the American Reinvestment and Recovery Act of 2009 for the Phase III of the MSS project (Phase III Cash Grant). The Company has concluded that conditions were met on March 31, 2014 for the recognition of the Phase III Cash Grant and the Company recognized a Phase III Cash Grant receivable of $39,517 with a corresponding reduction of property, plant and equipment. On April 25, 2014, the Company received proceeds related to the Phase III Cash Grant receivable of $36,797.

The differences in payment for each phase from the amount applied for and the amount received where withheld from payment by the U.S. Treasury based on certain queries that the U.S. had with respect to the eligibility of certain costs for the cash grant. Following discussions with the U.S. Treasury, the Company has provided additional documentation supporting Management’s view that the costs are eligible; however, the U.S. Treasury may take a different view and therefore, during November 2014, the Company concluded that $7,269 may not be collectible. The outstanding Phase I, II, and III Cash Grant receivable balance of $12,944 was written down as of June 30, 2014 with a resulting increase in property, plant and equipment. The Company expects to be awarded and collect the remaining $5,675 in December 2014.

7. Prepayments

Prepayments as of June 30, 2014 and December 31, 2013 were $3,556 and $3,731, respectively. As of June 30, 2014 and December 31, 2013, $2,676 and $2,929 of the prepayments related to financing costs related to MSS financial close and insurance, which had been recognized as a long-term prepaid because the related debt for these facilities has not yet been drawn. The remaining prepayments related to prepaid plant insurance and other expenses.

8. Accounts Payable

Accounts payable as of June 30, 2014 and December 31, 2013 were $1,869 and $1,081, respectively, and related to amounts owed to third parties for construction, operation and maintenance, legal and environmental costs.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

(In Thousands of U.S. Dollars)

(Unaudited)

9. Accrued Expenses

Accrued expenses as of June 30, 2014 and December 31, 2013 were $14,669 and $81,790, respectively and are predominantly comprised of construction and operation costs not yet invoiced, consulting, audit fees and accrued interest.

10. Member’s Equity

The Company operates under the Operating Limited Liability Agreement (LLC Agreement) dated September 21, 2012. The authorized unit capital of the Company is 10 units.

At the closing of the financing for its MSS project in November 2012, the Company received an equity contribution of $108,955 in cash and an additional non-cash contribution for incurred project costs of $100,779. For the six months ended June 30, 2014, the Company received an additional cash contribution of $345, a non-cash contribution of $10,032 that included $8,199 related to the inception of noncontrolling interest for consultants, legal fees and environmental insurance (Refer to Note 14—Related Party Transactions) and provided a non-cash return of capital of $89,705 to Members from non-cash contribution by noncontrolling interests (refer to Note 1—Summary of Significant Accounting Policies).

The non-cash contribution to the Company included project rights and capitalized development and costs related to preparing the asset for its intended use. Project rights include land control rights, rights to an interconnection agreement, the PPA and land permits.

11. Long-Term Debt

In November 2012, the Company obtained financing for its MSS project. The financing arrangement included $415,700 in secured senior notes (Notes), a $220,000 cash grant bridge loan (CGBL) and a letter of credit facility (LC facility) of $79,640. The Company had fully drawn on the Notes as of December 31, 2012. The Notes are secured by a first priority security interest in the membership interests of the MSS project and all of its assets. The Notes bear interest at 6.00% and are due June 2038. Repayment of the Notes is scheduled to begin in the second half of 2014. The Notes are redeemable at the Company’s option, at par value plus accrued interest. Under the financing agreement for the notes, the Company is limited to the distribution of dividends until the project is in operation and all distribution requirements under the financing agreements are met. The distribution requirements were met once Phases I, II, and III were placed in service and loan covenants were met as of June 30, 2014. The first distribution took place in July 2014 (see Note 17—Subsequent Events).

The CGBL lenders had first priority on the proceeds from the cash grant. The CGBL was repaid with the cash grant. The Company has applied for the Cash Grant under Section 1603, Payments for Specified Energy Property in Lieu of Tax Credits of the American Reinvestment and Recovery Act of 2009 since commercial operation began on the first phase of the MSS project. During 2013, the Company started draws on the CGBL, as the proceeds from the Notes were fully utilized. As of December 31, 2013, the Company had an outstanding balance of $59,413 for CGBL. During the six months ended June 30, 2014, the Company drew an additional $72,960 under the CGBL facility. As of June 30, 2014, the loan was repaid in full.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

(In Thousands of U.S. Dollars)

(Unaudited)

Future maturities of the Notes are as follows as of June 30, 2014:

Years ending December 31,
2014	$10,882
2015	13,147
2016	18,022
2017	14,022
2018	14,324
Thereafter	342,925

Total	$413,322

The LC facility allows the MSS project to issue letters of credit to certain of its counterparties. The LC facility is secured by a security interest in the MSS project and by a second priority interest in proceeds from the Grant. Upon obtaining the financing in 2012, MSS issued $41,347 of letters of credit under the LC facility. A letter of credit issued in 2012 in relation to the procurement of modules for $6,500 was released and cancelled during 2013. During the six months ended June 30, 2014, the Company issued additional letters of credit of $38,499. As of June 30, 2014, the Company has $73,345 in letters of credit outstanding under the LC facility. The Company pays a commitment fee of 0.75% on the unused portion of the LC facility.

The outstanding indebtedness is as follows as of June 30, 2014:

	Current	Long-Term	Total Principal
Notes	$12,882	$400,440	$413,322
Unamortized debt discount	(90)	(1,408)	(1,498)

Total net debt outstanding	$12,792	$399,032	$411,824

12. Asset Retirement Obligation

As of June 30, 2014, the Company had recorded an ARO of $2,999. The estimated liability is based on the future estimated costs associated with the dismantlement, demolition and removal of the solar power plant. The liability is calculated based on the following assumptions:

Estimated useful life	25 years
Inflation factor	2.19
Credit-adjusted risk-free discount rate	6%

The estimate of the ARO is based on projected future retirement costs and requires management to exercise significant judgment. Such costs could differ significantly when they are incurred.

For the three and six months ended June 30, 2014, the Company recognized accretion expense of $43 and $81, respectively. There was no accretion expense recognized for the three and six months ended June 30, 2013.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

(In Thousands of U.S. Dollars)

(Unaudited)

13. Fair Value

The fair value of current financial assets and liabilities and other deposits, approximates their reported carrying amounts due to their short maturities. The fair value of long-term debt is estimated differently based upon the type of loan.

	June 30, 2014		December 31, 2013
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Assets
Cash and cash equivalents	$3,246	$3,246	$2,481	$2,481
Restricted cash	19,426	19,426	510	510
Accounts receivable	9,512	9,512	2,871	2,871

Total assets	$32,184	$32,184	$5,862	$5,862

Liabilities
Accounts payable	$1,869	$1,869	$1,081	$1,081
Accounts payable – related parties	1,362	1,362	8,586	8,586
Accrued expenses	14,669	14,669	81,790	81,790
Debt	411,824	421,738	500,005	488,864

Total liabilities	$429,724	$439,638	$591,462	$580,321

Valuation Techniques

The fair value measurement accounting guidance describes three main approaches to measuring the fair value of assets and liabilities: (1) market approach; (2) income approach and (3) cost approach. The market approach would use prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach would use valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset. All financial assets and liabilities (other than debt) are classified as Level 1 in the fair value hierarchy for the purpose of determining and disclosing the fair value of financial instruments.

Debt

The fair value of debt is estimated differently based upon the type of loan. For variable rate loans and fixed rate loans with maturity of less than one year, carrying value approximates fair value. The fair value of fixed rate loans is estimated using a discounted cash flow analysis. In the discounted cash flow analysis, the discount rate is based on the credit rating of the individual debt instruments, if available, or the credit rating of the subsidiary. If the subsidiary’s credit rating is not available, a synthetic credit rating is determined using certain key metrics, including cash flow ratios and interest coverage, as well as other industry-specific factors. For the three months ended June 30, 2014 and for the year ended December 31, 2013, the Company classified the debt as Level 3 in the fair value hierarchy for the purpose of determining and disclosing the fair value of financial instruments. The fair value of recourse and non-recourse debt excludes accrued interest at the valuation date.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

(In Thousands of U.S. Dollars)

(Unaudited)

The Company does not have any assets and liabilities that are measured at fair value on a recurring basis.

14. Related-Party Transactions

For the purpose of the financial statements, parties are considered to be related to the Company if the Company has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Company and the party are subject to common control or common significant influence. Related parties may be individuals or other entities.

The Company has management and operations agreements with U.S. Solar Services (USSS), a wholly owned company of Member and ultimately SRP, which provides construction management and general and administrative services. During the three months ended June 30, 2014 and 2013, the Company recorded $1,749 and $182 of management expenses with USSS. During the six months ended June 30, 2014 and 2013, the Company recorded $2,874 and $491 of management expenses with USSS.

In addition, as of December 31, 2013, the Company had a related party transactions of $6,093 which related to expenses incurred on its behalf by AES Solar Power, LLC for payments related to the inception of the noncontrolling interest for consultants and legal fees and payments for environmental insurance required to be held by the IVS1 Holdings. AES Solar Power, LLC has incurred additional expense of $2,106 in the six month period ended June 30, 2014. As of June 30, 2014, the entire amount of $8,199 was contributed in to the Company as Member’s equity (refer to Note 10—Members Equity).

15. Commitments and Contingencies

Capital Commitments

Upon the MSS project achieving financial close in 2012, certain conditions precedent were met resulting in the MSS project’s engineering procurement and construction contract (EPC) and panel supply agreement becoming effective. The total estimated contract value of the EPC contract as of December 31, 2012 was $360,360. In 2013, due to an EPC settlement and change orders, the EPC contract increased an additional $4,677. As of June 30, 2014, $781 remains unpaid under the EPC agreement.

Operating Leases

The Company is obligated under certain long-term noncancelable operating leases related to land for its solar projects. Certain of these lease agreements contain renewal options and inflation-adjusted rent escalation clauses. Related to leases, for the three months ended June 30, 2013, the Company capitalized $105 in construction-period rent expense for the three months ended June 30, 2013. There was no rent expensed in the three and six months ended June 30, 2013 in the Consolidated Statements of Operations. There was no amount capitalized for the three month ended June 30, 2014. For the six months ended June 30, 2014 and 2013, the Company capitalized $14 and $210 respectively. Rent expense for the three and six months ended June 30, 2014 under the land agreements was $109 and $199, respectively. There was no rent expense recorded for the three and six months ended June 30 2013.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

(In Thousands of U.S. Dollars)

(Unaudited)

Below is a summary of the Company’s future minimum lease commitments as of June 30, 2014:

	Years Ending December 31,
	2014	2015	2016	2017	2018	Thereafter	Total
Land leases	$221	$436	$444	$453	$462	$12,189	$14,205

Letter of Credit

In the normal course of business, the Company may enter into various agreements providing performance assurance to third parties. Such agreements include letters of credit and are entered into primarily to support or enhance the creditworthiness of the Company by facilitating the availability of sufficient credit to accomplish the intended business purposes of the Company.

As discussed in Note 11- Long-Term Debt, the LC facility allows the MSS project to issue letters of credit to certain counterparties. The letters of credit are required under the MSS project financing agreement to be posted during construction and during operations. The Company issued letters of credit for PPA, interconnection studies and upgrades, debt service and operations and maintenance. The letters of credit are issued with a one-year maximum duration and extended for additional periods at the Company’s discretion or as required by the financing agreements. The others have expiration beyond June 30, 2014 and some will automatically renew unless the Company makes a notification.

Legal Proceedings

The Company does not have any legal proceedings that are currently pending. From time to time, the Company or its subsidiaries may be party to various lawsuits, claims and other legal and regulatory proceedings that arise in the ordinary course of business. These actions may seek, among other things, compensation, civil penalties, or injunctive or declaratory relief.

Environmental Contingencies

The Company reviews its obligations as they relate to compliance with environmental laws, including site restoration and remediation. For the six months ended June 30, 2014 and for the year ended December 31, 2013, there were no known environmental contingencies that required the Company to recognize a liability.

16. Revenues and Cost of Revenues

The Company commenced the recognition of revenue upon Phase I being placed into service on November 22, 2013, Phase II on December 20, 2013 and the last Phase III being placed into service on March 4, 2014. The Company is fully operational as of March 31, 2014.

Cost of revenues includes depreciation of $5,478 and $10,718, respectively, for three and six months ended June 30, 2014, amortization of $391 and $641, respectively, for three and six months ended June 30, 2014 and accretion of $43 and $81, respectively, for three and six months ended June 30, 2014, no depreciation, amortization or accretion was recognized for the these and six months ended June 30, 2014.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

(In Thousands of U.S. Dollars)

(Unaudited)

17. Subsequent Events

Subsequent events have been evaluated through December 1, 2014, the date these financial statements were available to be issued.

On June 16, 2014, AES Corp and Riverstone entered into an agreement to sell to SunEdison, Inc. their respective 50% interest in the Company. The sale was effective on July 2, 2014. Further on July 23, 2014, the Company was contributed by SunEdison, Inc. to TerraForm Power, Inc.

In July 2014, the Company paid dividends in the amount of $2,619 to the Member and $291 to the noncontrolling interest.